Exhibit 99.1

    Main Street Restaurant Group Inc. Announces 2004 Fourth Quarter Results

    PHOENIX--(BUSINESS WIRE)--March 2, 2005--Main Street Restaurant Group Inc. (NASDAQ: MAIN), the world's largest franchisee of TGI Friday's restaurants, the owner and operator of the Bamboo Club "Asian Bistro," the Redfish Seafood Grill and Bar, and Alice Cooper'stown restaurant concept in Cleveland, today announced its operating results for the fourth quarter and year ended Dec. 27, 2004.
    Revenue for the quarter ended Dec. 27, 2004 was $54.2 million, compared with $52.6 million for the fourth quarter of 2003. The increase in revenue for the quarter was due to same store sales growth of 4.2%, which was partially offset by changes to the company's restaurant portfolio versus the prior year period. For the fourth quarter 2004, the net loss was $1.1 million or $0.08 per fully diluted share. This includes a $200,000 write-down of land held for sale and a $1.2 million one-time charge related to three lease terminations. The first portion of this charge is related to a location in Columbus, Ohio, where the company has opted not to open a Bamboo Club "Asian Bistro" restaurant. The second portion of this charge relates to the termination of two additional operating leases on opened Bamboo Club restaurants that will close in early 2005. Excluding these charges, the company's net income from operations was approximately $100,000, or $0.01 per fully diluted share, consistent with previously announced quarterly guidance. This compares to a net loss of $4.9 million (as restated), or $0.34 per fully diluted share, in the fourth quarter of fiscal 2003.
    Revenue for the full year ended Dec. 27, 2004 was $224.8 million, compared with $224.5 million for the full year 2003. Although same store sales increased 2.4% for the full year, revenues were lower as a result of lost revenue from restaurants closed in 2004. Net income for the year ended Dec. 27, 2004 was $953,000, or $0.07 per fully diluted share, compared with a net loss of $2.1 million (as restated), or $0.15 per fully diluted share, for 2003. Excluding the previously discussed impairment and lease termination charges for the full year 2004, net income was $2.3 million and diluted earnings per share were $0.16, both also were within the company's original range of financial guidance.
    The company's measure of operating cash flow, known as EBITDA, for the three months ended Dec. 27, 2004 was $3.6 million, compared to $1.6 million in the fourth quarter of last year. For the full year, EBITDA was $15.4 million versus $13.5 million versus the prior period. The computation of our quarterly and full-year EBITDA computation can be found in Appendix A, attached to this press release.
    William G. Shrader, president and chief executive officer, said, "Our earnings from operations and our EBITDA were in line with expectations for both the quarter and the year. We are pleased with this fact and believe that the fourth quarter in particular exhibited solid messaging of our TGI Friday's brand. Our ads featured Jack Daniel's(TM) glazed menu items that resonated with our core customer base as evidenced by our same store sales gains. Also during the quarter, we continued to experience exceptional leverage in our cost of sales, thanks to our supply chain group's focus on strong buying, contracting and product sourcing. This was accomplished in the face of significantly higher year-over-year commodity prices in many cases, especially poultry."
    Shrader continued, "In terms of our TGI Friday's brand, we anticipate opening three or four locations in 2005 and look forward to another year of targeted advertising. The current three-course menu for $12.99 campaign is a prime example of how we are successfully positioning the brand by showcasing the compelling value proposition in a fun, energetic way."

    Restatement

    As a result of a recent SEC pronouncement on lease accounting and many Form 8-Ks and amendments to annual reports filed by other, larger restaurant companies, we performed a review of all of our operating leases and accounting policies for leases. As a result of this review and in consultation with our independent registered public accounting firm, Mayer Hoffman McCann, P.C., we have revised our computation of straight-line rent expense and the related deferred rent liability consistent with the changes made by many other restaurant companies. As a result, we will restate our financial statements for fiscal 2002 and 2003 and for the first three quarters of fiscal 2004. Historically, when accounting for leases with renewal options, we have recorded rent expense on a straight-line basis over the initial non-cancelable lease term, with the term commencing when actual rent payments began. We depreciate our buildings, leasehold improvements and other long-lived assets on those properties over a period of generally 240 months, which included both the initial non-cancelable term of the lease and some option periods provided for in the lease (or the useful life of the assets if shorter). We will restate our financial statements to recognize rent expense on a straight-line basis over the entire lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty.
    We estimate that the cumulative effect of the restatement through fiscal 2004 will be an increase in the deferred rent liability of approximately $1.2 million. There is no material net impact on any of the deferred tax accounts. As a result, retained earnings and stockholders equity at the end of fiscal 2004 will decrease by approximately $1.2 million. Rent expense for fiscal years ended 2002, 2003, and 2004 was increased by approximately $173,000, $178,000 and $190,000, respectively, and for each of the first three quarters of fiscal 2004 by approximately $47,000. The restatement will decrease diluted net earnings per share by approximately $0.01, $0.01 and $0.01 for fiscal years ended 2002, 2003 and 2004, respectively, and less than $0.01 for each of the first three quarters of fiscal 2004. The restatement will not have any impact on our previously reported cash flows, sales or same-restaurant sales, or compliance with any covenant under its credit facility or other debt instruments for any periods.

    Recent Developments

    In the fourth quarter, we closed a TGI Friday's location in Oakland, Calif., where the landlord bought out the lease. In addition, the company commenced negotiations to terminate leases at two underperforming Bamboo Club restaurants in Aventura, Fla. and Newport, Ky., which were recently successfully concluded. The Bamboo Club restaurant in Aventura, Fla. closed in February 2005, while the Newport, Ky. location is expected to close in the second quarter of fiscal 2005. Both leases terminate upon the restaurant closing. Finally, we opted not to open a Bamboo Club in Columbus, Ohio and completed negotiations to terminate our lease obligation. Lease termination fees for these three locations and the impairment of related assets were $1.2 million. These charges were recorded in the fourth quarter 2004.

    Expectations

    For the first quarter of 2005, the company is guiding same stores sales to increase between 2% and 4%.
    For the full year 2005, the company is guiding same stores sales to increase between 2% and 3%, and fully diluted net income per share of $0.15 to $0.18. EBITDA is expected to range from $15 million to $17 million.

    Earnings Conference Call

    As a reminder, our earnings conference call is scheduled for today, March 2, 2005 at 5 p.m. EST. The toll-free dial-in number is 800-237-9752 (or 617-847-8706 for international calls), and the participant pass code is 72745716. You can visit our Web site at http://www.mainandmain.com for a replay.

              --Appendix A and Three Tables to Follow --

    Main Street Restaurant Group Inc. is the world's largest franchisee of TGI Friday's restaurants, operating 52 TGI Friday's, 13 Bamboo Club "Asian Bistro," four Redfish Seafood Grill and Bar, and one Alice Cooper'stown restaurants.

    This press release contains forward-looking statements regarding the company's business strategies, business outlook, anticipated new store openings, and revenue and earnings expectations. These forward-looking statements are based primarily on the company's expectations and are subject to a number of risks and uncertainties, some of which are beyond the company's control. Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the company's Form 10-K and 10-Q Reports as filed with the Securities and Exchange Commission.

                              Appendix A

Computation of quarterly Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (in millions):


                                       Quarter ended    Quarter ended
                                       Dec. 27, 2004    Dec. 29, 2003
----------------------------------------------------------------------
Net Income (Loss)                         $(1.1)           $(4.9)
----------------------------------------------------------------------
Add-Income taxes                           (0.1)               -
----------------------------------------------------------------------
       -Interest expense                    1.0              1.2
----------------------------------------------------------------------
       -Depreciation and  Amortization      2.4              2.2
----------------------------------------------------------------------
       -Nonrecurring gains and losses       1.4              3.1
----------------------------------------------------------------------
EBITDA                                     $3.6             $1.6
----------------------------------------------------------------------


                                      Twelve months    Twelve months
                                          ended            ended
                                      Dec. 27, 2004    Dec. 29, 2003
----------------------------------------------------------------------
Net Income (Loss)                          $0.9            $(2.1)
----------------------------------------------------------------------
Add-Income taxes                              -                -
----------------------------------------------------------------------
       -Interest expense                    3.8              4.5
----------------------------------------------------------------------
       -Depreciation and Amortization       9.3              9.0
----------------------------------------------------------------------
       -Nonrecurring gains and losses       1.4              2.1
----------------------------------------------------------------------
EBITDA                                    $15.4            $13.5
----------------------------------------------------------------------


          MAIN STREET RESTAURANT GROUP INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
            (In Thousands, Except Par Value and Share Data)


                                             Dec. 27,       Dec. 29,
                                               2004           2003
                                            -----------  -------------
                                            (unaudited)  (as restated)
ASSETS
Current assets:
     Cash and cash equivalents                  $5,593         $4,600
     Accounts receivable, net                    1,208          1,494
     Inventories                                 2,758          2,762
     Prepaid expenses                              477            971
                                            -----------  -------------
          Total current assets                  10,036          9,827
Property and equipment, net                     66,444         68,129
Other assets, net                                1,804          2,218
Notes receivable, net                            1,212          1,657
Goodwill                                        21,255         21,685
Franchise fees, net                              1,815          1,999
Purchased franchise territories, net               606            692
                                            -----------  -------------
          Total assets                        $103,172       $106,207
                                            ===========  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt          $3,851         $3,815
     Accounts payable                            6,626          6,408
     Other accrued liabilities                  19,260         17,550
                                            -----------  -------------
          Total current liabilities             29,737         27,773
Long-term debt, net of current portion          42,232         47,869
Other liabilities and deferred credits           1,918          2,441
                                            -----------  -------------
          Total liabilities                     73,887         78,083
                                            -----------  -------------

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 2,000,000
 shares authorized; no shares issued and
 outstanding in 2004 and 2003                       --             --
Common stock, $.001 par value, 25,000,000
 shares authorized; 14,642,000 shares
 issued and outstanding in 2004 and 2003            15             15
Additional paid-in capital                      54,927         54,927
Accumulated deficit                            (23,812)       (24,765)
Accumulated other comprehensive loss            (1,845)        (2,053)
                                            -----------  -------------
          Total stockholders' equity            29,285         28,124
                                            -----------  -------------
                Total liabilities and
                 stockholders' equity         $103,172       $106,207
                                            ===========  =============


          MAIN STREET RESTAURANT GROUP INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                         -----------------------------
                                                (unaudited)
                                         Dec. 27,          Dec. 29,
                                          2004               2003
                                                         (as restated)
                                         --------        -------------

Revenue                                  $54,218              $52,625
                                         --------        -------------

Restaurant operating expenses
     Cost of sales                        14,280               14,219
     Payroll and benefits                 16,367               16,846
     Depreciation and amortization         2,153                2,067
     Other operating expenses             17,649               17,226
                                         --------        -------------
          Total restaurant operating
           expenses                       50,449               50,358
                                         --------        -------------


     Depreciation and amortization of
      intangible assets                      220                  172
     General and administrative expenses   2,291                2,371
     Preopening expenses                      42                  256
     New manager training expenses             9                   18
     Impairment charges and other          1,385                3,069
                                         --------        -------------

Operating income (loss)                     (178)              (3,619)

     Gain from sale of assets                  -                    -
     Interest expense and other, net       1,047                1,245
                                         --------        -------------

Net income before income tax              (1,225)              (4,864)

    Income tax benefit                      (112)                   -
                                         --------        -------------


    Net income                           $(1,113)             $(4,864)
                                         ========        =============


Basic earnings per share                  $(0.08)              $(0.34)
                                         ========        =============

Diluted earnings per share                $(0.08)              $(0.34)
                                         ========        =============


Weighted average number of shares
 outstanding
       -- Basic                           14,642               14,290
                                         ========        =============

Weighted average number of shares
 outstanding
       -- Diluted                         14,642               14,290
                                         ========        =============


          MAIN STREET RESTAURANT GROUP INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, Except Per Share Amounts)

                                                Year Ended
                                         -----------------------------
                                                (unaudited)
                                         Dec. 27,          Dec. 29,
                                          2004               2003
                                                         (as restated)
                                         --------        -------------

Revenue                                  $224,751            $224,494
                                         --------        -------------

Restaurant operating expenses
     Cost of sales                         59,025              60,299
     Payroll and benefits                  69,287              70,415
     Depreciation and amortization          8,591               8,386
     Other operating expenses              71,438              70,257
                                         --------        -------------
          Total restaurant operating
           expenses                       208,341             209,357
                                         --------        -------------


     Depreciation and amortization of
      intangible assets                       758                 606
     General and administrative expenses    9,210               8,977
     Preopening expenses                      260                 907
     New manager training expenses             50                 195
     Impairment charges and other           1,385               5,906
                                         --------        -------------

Operating income                            4,747              (1,454)

     Gain from sale of assets                   -               3,831
     Interest expense and other, net        3,794               4,521
                                         --------        -------------

Net income before income tax                  953              (2,144)

    Income tax expense                          -                   -
                                         --------        -------------

         Net income                          $953             $(2,144)
                                         ========        =============


Basic earnings per share                    $0.07              $(0.15)
                                         ========        =============

Diluted earnings per share                  $0.07              $(0.15)
                                         ========        =============

 Weighted average number of shares
  outstanding
       -- Basic                            14,642              14,179
                                         ========        =============

Weighted average number of shares
 outstanding
       -- Diluted                          14,649              14,179
                                         ========        =============

    CONTACT: Main Street Restaurant Group Inc., Phoenix
             Michael Garnreiter, 602-852-9000
             E-mail: Michaelg@mstreetinc.com